Exhibit 99.1

           Image Entertainment Reports Financial Results for
            Fiscal 2008 First Quarter Ended June 30, 2007

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Aug. 14, 2007--Image
Entertainment, Inc. (NASDAQ:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its first quarter ended June 30, 2007.

    Fiscal First Quarter of 2008, Ended June 30, 2007 Financial
Summary

-- Net revenues decreased 6.6% to $20.9 million, compared to $22.3 million for the first quarter of fiscal 2007.

-- Gross margins increased to 25.4%, compared to 18.6% for the first quarter of fiscal 2007.

   -- Gross margins were impacted by a positive sales mix of higher-margin programming as well as comparatively reduced market development funds provided to our customers.

-- Selling expenses were 9.8% of net revenues, down from 10.5% of net revenues for the first quarter of fiscal 2007, as a result of lower personnel costs.

-- General and administrative expenses increased to $4,794,000, compared to $3,846,000 for the first quarter of fiscal 2007, due to:

   -- $639,000 in legal, investment banking and other related expenses associated with negotiating the BTP merger agreement.

   -- $422,000 in accelerated depreciation and amortization of fixed assets related to the planned closure of our Las Vegas, Nevada distribution facility.

   -- $250,000 in legal expenses associated with the purported class action shareholder complaint, which was dismissed by the plaintiff, without prejudice, on August 9, 2007.

-- Restructuring expenses relating to the planned closure of our Las
    Vegas, Nevada distribution facility totaled $246,000 and represented involuntary employee termination expenses.

-- Interest expense increased to $793,000, compared to $281,000 for the first quarter of fiscal 2007.

   -- Net noncash charges representing amortization of the Sonopress manufacturing advance debt discount, convertible note debt discount and deferred financing totaled $436,000.

-- Net loss was ($2,599,000), or ($0.12) per diluted share, compared to a net loss of ($2,314,000), or ($0.11) per diluted share, for the first quarter of fiscal 2007.

    Best selling DVD releases for the quarter included Mythbusters:
Collection 1 (Discovery Channel), Survivorman (Discovery Channel), Darwin's Nightmare, Sansho the Bailiff (Criterion), The Third Man (Criterion), The Documentaries of Louis Malle (Criterion), Steven
Wright: When the Leaves Blow Away, and Axis of Evil Comedy Tour.

    Martin W. Greenwald, President and Chief Executive Officer of Image Entertainment, commented, "The biggest news this quarter was obviously the announcement of our amended merger agreement with BTP. Not only did we preserve the same cash value as stated in the original agreement, but we are now able to provide additional value to our shareholders in the form of ownership in the surviving company, as well. Once the merger is approved and consummated, existing and new shareholders will be able to participate in the 'new' Image as we will remain a public entity."

    Mr. Greenwald continued, "A careful review of our first quarter financials shows that our cost savings initiative, which began approximately nine months ago, has yielded very positive results. Our general, administrative and selling expenses are all down compared to the previous year's quarter. Although sales fell slightly, we did significantly improve our gross margins. Our bottom line results were negatively impacted by legal expenses incurred from the merger process, employment related costs and accelerated depreciation of fixed assets associated with our decision to close our Las Vegas distribution center, and legal fees connected with the shareholder litigation, which to our delight and great satisfaction was recently dismissed with both the plaintiff's consent and the judge's approval."

    Mr. Greenwald concluded, "We've really had quite the roller coaster ride since the fall of 2005. The ensuing uncertainties facing the company had a major impact on us, both at retail and among the investor community. Still, as Nietzsche wrote, 'That which does not kill us makes us stronger.' I therefore wait with great anticipation to see what the future holds for Image Entertainment."

    Fiscal Year 2008 Guidance

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

    Annual Guidance

    At this time, the Company expects its previous annual guidance to remain unchanged with revenues expected for fiscal 2008 to be in the range of $100 million to $110 million. The Company has not provided specific earnings guidance, but anticipates that it will be profitable for fiscal 2008.

    Second Quarter of Fiscal 2008 Ending September 30, 2007 Guidance

    The Company believes that net revenues for the second quarter ended September 30, 2007 will range between $24 million and $26 million, resulting in a net loss for the quarter.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, August 14, at 4:30 p.m. ET to review the fiscal 2008 first quarter financial results as well as other corporate events. Image executive management will be on-line to discuss these results and take part in a Q & A session. The call can be accessed by dialing 866-409-1555 and requesting to join the conference call by stating the confirmation code 4257223, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 p.m. Eastern time, or at any time during the conference call. International participants please dial (913) 312-1235.

    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 4257223. International participants please dial (719) 457-0820 using the same passcode.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and approximately 250 exclusive CD titles in domestic release and approximately 450 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 250 audio programs containing more than 4,000 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy and the proposed merger transaction described in this press release. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe" and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed merger transaction on the amended terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company's ability to control or predict.

    Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

    Important Legal Information:

    In connection with the Company's proposed merger with BTP Acquisition Company, LLC, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") dated July 25, 2007. This proxy statement is only a preliminary version of the definitive document, however, and should not be relied upon until such time as the definitive proxy statement is filed with the SEC. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire definitive proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the proposed merger transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company at the SEC's website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, California 91311,
Attention: Dennis Hohn Cho, Corporate Secretary, Telephone: (818)
407-9100.

    The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed merger transaction. Information about the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be included in the definitive proxy statement relating to the merger transaction when it becomes available.

                      IMAGE ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                   June 30, 2007 and March 31, 2007
----------------------------------------------------------------------
                                ASSETS

(In thousands)                         June 30, 2007   March 31, 2007
                                      ---------------- ---------------
Current assets:
  Cash and cash equivalents           $            353 $         2,341
  Accounts receivable, net of
   allowances of
      $8,239 - June 30, 2007;
      $8,956 - March 31, 2007                   15,091          19,360
  Inventories                                   17,347          16,742
  Royalty and distribution fee
   advances                                     13,303          13,118
  Prepaid expenses and other assets              1,468           1,302
                                      ---------------- ---------------
  Total current assets                          47,562          52,863
                                      ---------------- ---------------
Noncurrent inventories, principally
 production costs                                2,663           2,808
Noncurrent royalty and distribution
 advances                                       25,395          23,397
Property, equipment and improvements,
 net                                             4,088           4,692
Goodwill                                         5,715           5,715
Other assets                                     1,197           1,221
                                      ---------------- ---------------
                                      $         86,620 $        90,696
                                      ================ ===============

                      IMAGE ENTERTAINMENT, INC.
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                   June 30, 2007 and March 31, 2007
----------------------------------------------------------------------
                 LIABILITIES AND SHAREHOLDERS' EQUITY

(In thousands, except share data)      June 30, 2007   March 31, 2007
                                      ---------------- ---------------
Current liabilities:
  Accounts payable                    $         6,128  $        7,431
  Accrued liabilities                           5,948           6,039
  Accrued royalties and distribution
   fees                                         8,664           9,881
  Accrued music publishing fees                 5,847           5,945
  Deferred revenue                              5,504           5,039
  Revolving credit facility                     1,067              --
  Current portion of long-term debt,
   net of debt discount                         1,718           1,612
                                      ---------------- ---------------
  Total current liabilities                    34,876          35,947
                                      ---------------- ---------------
Long-term debt, net of debt discount
 and current portion                           21,320          21,948
Other long-term liabilities, less
 current portion                                3,012           3,221
                                      ---------------- ---------------
Total liabilities                              59,208          61,116
                                      ---------------- ---------------

Stockholders' equity:
   Preferred stock, $.0001 par value,
    25 million shares authorized; none
    issued and outstanding                         --              --
   Common stock, $.0001 par value, 100
    million shares authorized;
    21,737,000 and 21,577,000 issued
    and outstanding at June 30, 2007
    and March 31, 2007, respectively                2               2
  Additional paid-in capital                   52,347          51,847
  Accumulated other comprehensive
   income                                           3               3
  Accumulated deficit                         (24,940)        (22,272)
                                      ---------------- ---------------
Net stockholders' equity                       27,412          29,580
                                      ---------------- ---------------
                                      $        86,620  $       90,696
                                      ================ ===============

                      IMAGE ENTERTAINMENT, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
          For the Three Months Ended June 30, 2007 and 2006
----------------------------------------------------------------------

(In thousands, except per share data)     2007             2006
                                     ---------------  ---------------
NET REVENUES                         $20,878  100.0 % $22,347  100.0 %
                                     ---------------  ---------------
OPERATING COSTS AND EXPENSES:
  Cost of sales                       15,579   74.6    18,192   81.4
  Selling expenses                     2,043    9.8     2,342   10.5
  General and administrative expenses  4,794   23.0     3,846   17.2
  Restructuring expenses                 246    1.1        --     --
                                     ---------------  ---------------
                                      22,662  108.5    24,380  109.1
                                     ---------------  ---------------
LOSS FROM OPERATIONS                  (1,784)  (8.5)   (2,033)  (9.1)
OTHER EXPENSES:
  Interest expense, net                  793    3.8       281    1.3
                                     ---------------  ----------------
LOSS BEFORE INCOME TAXES              (2,577) (12.3)   (2,314) (10.4)
INCOME TAXES                              22    0.1        --     --
                                     ---------------  ---------------
NET LOSS                             $(2,599) (12.4)% $(2,314) (10.4)%
                                     ===============  ===============
NET LOSS PER SHARE:
                                     --------         --------
  Net loss - basic and diluted       $  (.12)         $  (.11)
                                     ========         ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic and diluted                   21,696           21,296
                                     ========         ========

    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818.407.9100, ext. 299
             jframer@image-entertainment.com